Exhibit 4.1
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND THIS NOTE AND THE SHARES OF OUR COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(1), (2) OR (7) UNDER THE SECURITIES ACT WHO PURCHASES AT LEAST $100,000 PRINCIPAL AMOUNT OF NOTES, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.
THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CEREPLAST, INC.
7.00% Convertible Senior Subordinated Notes
Due 2016

No. 1	CUSIP NO. 156732AB5	U.S. $12,500,000
CEREPLAST, INC., a corporation duly organized and validly existing under the laws of the State of Nevada (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWELVE MILLION FIVE HUNDRED THOUSAND United States Dollars ($12,500,000) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary) on June 1, 2016 and to pay interest thereon, as provided on the reverse hereof, until the principal and accrued interest are paid or duly provided for.
Interest Payment Dates: June 1 and December 1, with the first payment to be made on December 1, 2011.
Record Dates: May 15 and November 15.
The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CEREPLAST, INC.
By:	/s/ Frederic Scheer
Authorized Signatory

Attest:

By:	/s/ Heather Sheehan
Authorized Signatory
Trustee’s Certificate Of Authentication
This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:
Dated:	Authorized Signatory

[REVERSE OF NOTE]
CEREPLAST, INC.
7.00% Convertible Senior Subordinated Notes Due 2016
This Note is one of a duly authorized issue of Notes of Cereplast, Inc., a Nevada corporation (the “Company”), designated as its 7.00% Convertible Senior Subordinated Notes Due 2016 (herein called the “Notes”), all issued or to be issued under and pursuant to an Indenture dated as of May 24, 2011 (herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association (herein called the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-77bbbb), as amended and in effect from time to time (the “TIA”). The Notes are general unsecured unsubordinated obligations of the Company limited to $12,500,000 aggregate principal amount, except as otherwise provided in the Indenture (except for Notes issued in substitution for destroyed, mutilated, lost or stolen Notes). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Terms used herein without definition and which are defined in the Indenture have the meaning assigned to them in the Indenture.
1. Interest. The Company, promises to pay interest on the principal amount of this Note at the rate of 7.00% per annum from May 24, 2011 or from the most recent date to which interest has been paid until the principal of the notes is paid or made available for payment pursuant to the terms of the Indenture. The Company will pay interest semiannually on June 1 and December 1 of each year commencing on December 1, 2011. Each payment of interest on the Notes shall include interest accrued through the day prior to the applicable Interest Payment Date or the Maturity Date. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
Interest will be paid to the person in whose name a Note is registered at the close of business on May 15 and November 15, as the case may be, immediately preceding the relevant interest payment date.
Except as provided in the next succeeding paragraph or with respect to any Interest Make-Whole payments, a Holder of any Note shall not be entitled to receive any interest (including Additional Interest, if any) that has accrued on such Note if such Note is converted into shares of Common Stock or cash on any day other than an Interest Payment Date. By delivering to the Holder of any Note that is converted, cash or a combination of cash and the full number of shares of Common Stock, together with a cash payment, if any, in lieu of a fractional share, the Company shall be deemed to have satisfied in full its obligation with respect to such Note to pay the principal amount of the Note and accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Conversion Date. Accordingly, accrued but unpaid interest (including Additional Interest, if any) shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

If a Holder of any Note converts such Note after 5:00 P.M., New York City time on a Regular Record Date but prior to 9:00 A.M., New York City time on the corresponding Interest Payment Date, the Holder of record on such Regular Record Date shall be entitled to receive on such Interest Payment Date interest (including Additional Interest, if any) accrued and unpaid on such Note, to, but excluding, such Interest Payment Date notwithstanding the conversion of such Note prior to such Interest Payment Date. However, at the time such Holder surrenders such Note for conversion, such Holder shall pay the Company an amount equal to the interest (including Additional Interest, if any) that will be paid on the Notes being converted on such Interest Payment Date. However, in the event that (i) overdue interest, if any, exists at the time of conversion with respect to such Note, (ii) the Holder converts such Note in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date for a Note that is after a Record Date for an interest payment but on or prior to the corresponding Interest Payment Date, (iii) the Holder converts such Note prior to June 2, 2014 or (iv) the Holder converts such Note after the Regular Record Date for the interest payment due on June 1, 2016, then such Holder shall not be required to pay the Company at the time such Holder surrenders such Note for conversion the amount of interest on such Note such Holder shall be entitled to receive on such Interest Payment Date (in the case of (i) above, only to the extent of such overdue interest).
2. Maturity. The Notes will mature on June 1, 2016.
3. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders at the close of business on the record date set forth on the face of this Note next preceding the applicable interest payment date. Holders must surrender Notes to the Company or its designated agent to collect the principal, Repurchase Price or Fundamental Change Repurchase Price of the Notes. The Company will pay all amounts due with respect to the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. If this Note is in global form, the Company will pay interest on the Notes by wire transfer of immediately available funds to the Depositary. With respect to Notes held other than in global form, the Company will make payments: (i) by U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder; or (ii) upon written application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $2,000,000, by wire transfer in immediately available funds. Any payment of principal and interest scheduled to be made on any day that is not a Business Day shall be made on the next succeeding Business Day, and no interest shall accrue on that payment for the additional period of time.
4. Paying Agent, Registrar, and Conversion Agent. Initially the Trustee shall act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice.
5. Redemption at the Option of the Company. The Notes shall not be redeemable at the option of the Company.
6. Purchase by the Company at the Option of the Holder on a Repurchase Date. Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Notes held by such Holder on June 15, 2014, (the “Repurchase Date”) in integral multiples of $1,000 at a repurchase price equal to 100% of the principal amount of those Notes plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, such Repurchase Date (the “Repurchase Price”).

Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
If the Paying Agent holds, in accordance with the terms of the Indenture, at 11:00 A.M., New York City time, on the first Business Day following the Repurchase Date, cash sufficient to pay the Repurchase Price of any Notes for which a Repurchase Notice has been tendered and not withdrawn, then on and after such date, the Notes shall cease to be outstanding and any interest (including Additional Interest, if any) shall cease to accrue on such Notes or portions thereof, whether or not book-entry transfer of such Notes have been made or such Notes are delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Note). Notes in denominations larger than $2,000 of principal amount may be repurchased in part but only in integral multiples of $1,000 of principal amount.
7. Purchase by the Company at the Option of the Holder upon a Fundamental Change. If a Fundamental Change occurs at any time prior to maturity of the Notes, this Note will be subject to a repurchase for cash, at the option of the Holder, on a Fundamental Change Repurchase Date, specified by the Company, that is not less than 20 Business Days nor more than 35 Business Days after notice thereof, at a repurchase price equal to 100% of the principal amount hereof, together with accrued and unpaid interest on this Note to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if such Fundamental Change Repurchase Date falls after a record date and on or prior the corresponding interest payment date, the accrued and unpaid interest shall be payable to the Holder of record of this Note on the preceding May 15 or November 15, as the case may be. The Notes submitted for repurchase must be $2,000 or an integral multiple of $1,000 above such amount. The Company shall deliver to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifth calendar day after the occurrence of such Fundamental Change. For Notes to be so repurchased at the option of the Holder, the Holder must deliver to the Paying Agent in accordance with the terms of the Indenture, the Repurchase Notice containing the information specified by the Indenture, together with such Notes, duly endorsed for transfer, or (if the Notes are Global Notes) book-entry transfer of the Notes, prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date. The repurchase price must be paid in cash.
Holders have the right to withdraw any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, as provided in the Indenture.
If cash sufficient to pay the repurchase price of and accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, if any, on all Notes or portions thereof to be repurchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent, on the Business Day immediately following the Fundamental Change Repurchase Date, then such Notes will cease to be outstanding and interest will cease to accrue, and the Holder thereof shall have no other rights as such other than the right to receive the repurchase price upon delivery or book-entry transfer of such Notes.

8. Conversion. In compliance with the provisions of the Indenture, on or prior to the close of business on the Business Day immediately preceding the Maturity Date of this Note, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Note into Common Stock based on an initial Conversion Rate of 172.4138 shares of Common Stock per $1,000 principal amount of Notes (a Conversion Price of approximately $5.80 per share), as the same may be adjusted pursuant to the terms of the Indenture, as such shares shall be constituted at the date of conversion, upon surrender of this Note (if in certificated form) with the form entitled “Conversion Notice” on the reverse hereof duly completed and manually signed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such Holder, the Corporate Trust Office, together with any funds required pursuant to the terms of the Indenture, and, unless any shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by such Holder’s duly authorized attorney. Such Holder will also be entitled, if applicable, to receive upon conversion of such Holder’s Notes into shares of Common Stock, in addition to the Shares of Common Stock, a payment in cash equal to the amount of the Interest Make-Whole, subject to the Interest Make-Whole Cap. In order to exercise the conversion right with respect to any interest in a Global Note, the Holder must complete the appropriate instruction form pursuant to the Depositary’s book-entry conversion program, deliver by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required pursuant to the terms of the Indenture. As specified in the Indenture, upon conversion, the Company will issue shares of Common Stock based on the Conversion Rate, as adjusted as specified in the Indenture.
Prior to the Maturity Date if and only to the extent holders elect to convert the Notes in connection with a Non-Stock Change of Control, the Company will increase the Conversion Rate applicable to such converting Notes as set forth in the Indenture.
No adjustment in respect of interest on any Notes converted or dividends on any shares issued upon conversion of such Notes will be made upon any conversion except as set forth in the next sentence and the next paragraph. If this Note (or portion hereof) is surrendered for conversion during the period from the 5:00 p.m., New York City time, on any applicable Record Date for the payment of interest to 5:00 p.m., New York City time, on the Business Day preceding the corresponding Interest Payment Date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, that no such payment shall be required (1) if the Holder surrenders this Note in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date or (2) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to this Note.

No fractional shares will be issued upon any conversion of Notes, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for conversion.
A Note in respect of which a Holder is exercising its right to require repurchase may be converted only if such Holder validly withdraws its election to exercise such right to require repurchase in accordance with the terms of the Indenture.
9. Denominations, Transfer, Exchange. The Notes are issuable only in registered form in denominations of $2,000 or an integral multiple of $1,000 above such amount, as provided in the Indenture and subject to certain limitations therein set forth. Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.
10. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of such Note for all purposes.
11. Merger or Consolidation. Except as provided in the Indenture, the Company shall not consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its assets (in one transaction or a series of related transactions) to any Person unless: (a) either (A) the Company shall be the resulting, surviving or transferee Person (the “Successor Person”) or (B) the Successor Person (if other than the Company) (i) shall be a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and (ii) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Company’s obligations for the due and punctual payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on all Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 12.07 of the Indenture; and (b) immediately after giving effect to such transaction, there is no Event of Default, and no event which after notice or passage of time or both, would become an Event of Default.

12. Events of Default. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes, by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest to the date of payment. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, all unpaid principal and accrued and unpaid interest on the outstanding Notes shall become due and immediately payable without any declaration or other act on the part of the Trustee or any Holder. Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul any such acceleration with respect to the Notes and its consequences.
If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably acceptable to it against any loss, liability or expense. Subject to certain exceptions, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to the Indenture, the Trustee, however, may refuse to follow any direction if the Trustee, in good faith shall, by a Trust Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any Holder pursuant to the provision of the Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of, the repurchase price upon a Fundamental Change, interest or make-whole premium, if any with respect of the Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

13. Amendments, Supplements and Waivers. Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent or affirmative vote of the holders of at least a majority in principal amount of the outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to provide for conversion rights of Holders and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety; (ii) to secure the Notes; (iii) to comply with Article VI of the Indenture; (iv) to surrender any right or power conferred upon the Company in the Indenture; (v) to add to the covenants of the Company for the benefit of the Holders; (vi) to cure any ambiguity or correct or supplement any inconsistent or defective provision contained in the Indenture; provided, however, that such modification or amendment does not adversely affect the interests of the Holders in any material respect, provided, further, that any amendment made solely to conform the provisions of the Indenture or the Notes to the description of the Notes contained in the Prospectus Supplement shall not be deemed to adversely affect the interests of the Holders; (vii) to make any provision with respect to matters or questions arising under the Indenture or the Notes that the Company may deem necessary or desirable and that shall not be inconsistent with the Indenture or the Notes, provided, however, that such change or modification does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders in any material respect; (viii) to increase the Conversion Rate; (ix) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (x) to add guarantees of the obligations under the Notes; (xi) to provide for uncertificated Notes in addition to or in place of certificated Notes; (xii) to make any change that does not adversely affect the rights of any Holder; and (xiii) to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Notes.
14. Unconditional Right of Holders. Notwithstanding any provision in the Indenture or the Notes, the Holders of any Note shall have the right, which is absolute and unconditional, (i) to receive payment of the principal or, premium, if any, and interest (including Additional Interest, if any) on such Note on the Maturity Date expressed in such Note, in the case of the exercise of a Repurchase Right, on a Repurchase Date, and in the case of the exercise of the Fundamental Change Repurchase Right, on a Fundamental Change Repurchase Date, (ii) to bring suit for the enforcement of any such payment on or after such respective dates, and (iii) to convert their Notes on the terms and subject to the conditions set forth in the Indenture, and such rights shall not be impaired or adversely affected without the consent of such Holder.
15. Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 5.10 and 5.11 of the Indenture.

16. No Recourse Against Others. No recourse for the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.
17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.
18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).
19. Additional Rights of Holders of Restricted Securities. In addition to the right provided to Holders under the Indenture, Holders of Restricted Securities shall have all the rights set forth in the Securities Purchase Agreement dated as of the date of the Indenture, between the Company and the investors named therein (the “Securities Purchase Agreement”).
20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company caused CUSIP numbers to be printed on the Notes and the Trustee shall use CUSIP numbers in notices repurchases as a convenience to Holders. No representation is made by the Trustee as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers printed on the Notes, and any such repurchase shall not be affected by any defect or omission of such numbers.
21. Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Securities Purchase Agreement. Requests may be made to:
Cereplast, Inc.
300 N. Continental Blvd., Suite 300
El Segundo, CA 90245
Attention: Chief Financial Officer

ASSIGNMENT FORM
If you want to assign this Note, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)
and irrevocably appoint                                                              agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note:	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the first anniversary of the Issue Date set forth on the face of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:
[Check One]

(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐	to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐	outside the United States to a “foreign person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) or (4) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note:	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

NOTICE:	To be executed by an executive officer.

CONVERSION NOTICE
If you want to convert this Note into cash and if applicable Common Stock of the Company, check the box: ☐
To convert only part of this Note, state the principal amount to be converted (which must be $2,000 or an integral multiple of $1,000 above such amount):
$
If you want the stock certificate and Notes (if any) to be delivered, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note:	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT REPURCHASE

TO:	CEREPLAST, INC.
300 N. Continental Blvd., Suite 300
El Segundo, CA 90245
The undersigned registered owner of this Note hereby elects to have this Note purchased by Cereplast, Inc. (the “Company”) pursuant to (check the appropriate box) ☐ Section 10.01 or ☐ Section 11.01 and requests and instructs the Company to repay the entire principal amount of this Note, (or the portion thereof in $1,000 multiples if the principal amount of such remaining portion is $2,000) below designated, in accordance with the terms of the Indenture referred to in this Note, together with interest accrued and unpaid to, but excluding, such date, to the registered holder hereof.

Dated:	Your Name:

(Print your name exactly as it appears on the face of this Note)

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

Social Security or other Taxpayer Identification
Number:

Principal amount to be repurchase (if less than all): $

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE A
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE.
The following exchanges of a part of this Global Notes for an interest in another Global Note or for Notes in certificated form, have been made:

Principal amount of
			this Global Note	Signature or
	Amount of decrease	Amount of increase	following such	authorized signatory
	in Principal amount	in Principal amount	decrease (or	of Trustee or Note
Date of Exchange	of this Global Note	of this Global Note	increase)	Custodian